                                  SCHEDULE 14A
                                 (RULE 14-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                             BREAKAWAY SOLUTIONS, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                           BREAKAWAY SOLUTIONS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 11, 2000

    NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Breakaway Solutions, Inc., a Delaware corporation (the "Company"), will be held on Thursday, May 11, 2000 at 10:30 a.m., local time, at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts (the "Meeting") for the purpose of considering and voting upon the following matters:

    1.  To elect two Class I Directors to serve for the ensuing three years;

    2. To ratify the appointment of KPMG LLP as independent auditors of the Company for the current year; and

    3. To transact such other business as may properly come before the Meeting and any adjournment or adjournments thereof.

    The Board of Directors has no knowledge of any other business to be transacted at the Meeting.

    The Board of Directors has fixed the close of business on Monday, March 20, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournment or adjournments thereof. The stock transfer books of the Company remain open.

    A copy of the Company's Annual Report to Stockholders for the year ended December 31, 1999, which contains consolidated financial statements and other information of interest to stockholders, accompanies this Notice and the enclosed Proxy Statement.

    All stockholders are cordially invited to attend the Meeting.

                                          By Order of the Board of Directors,
                                          /s/ Kevin Comerford
                                          Kevin Comerford, SECRETARY

April 20, 2000

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                           BREAKAWAY SOLUTIONS, INC.
                                 50 ROWES WHARF
                          BOSTON, MASSACHUSETTS 02110

                                PROXY STATEMENT

           FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 11, 2000

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors") of Breakaway Solutions, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on Thursday, May 11, 2000 at 10:30 a.m. at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts and at any adjournment or adjournments thereof (the "Meeting"). Except as otherwise indicated, all information in this Proxy Statement reflects a two-for-one stock split in the form of a stock dividend paid on March 23, 2000 to the holders of record of the Company's common stock, $0.000125 par value per share (the "Common Stock"), as of March 7, 2000.

    All proxies will be voted in accordance with the instructions of the stockholder. If no choice is specified, the proxies will be voted in favor of the matters set forth in the Notice of Meeting accompanying this Proxy Statement. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation to the Secretary of the Company. Attendance at the Meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Meeting that the stockholder intends to revoke the proxy and vote in person.

    On March 20, 1999, the record date for determination of stockholders entitled to vote at the Meeting (the "Record Date"), there were outstanding and entitled to vote an aggregate of 35,126,730 shares of Common Stock. Each share entitles the record holder to one vote on each of the matters to be voted upon at the Meeting.

    THE NOTICE OF MEETING, THIS PROXY STATEMENT, THE ENCLOSED PROXY AND THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS FOR THE YEAR ENDED DECEMBER 31, 1999 ARE FIRST BEING SENT OR GIVEN TO STOCKHOLDERS ON OR ABOUT APRIL 20, 2000. THE COMPANY WILL, UPON WRITTEN REQUEST OF ANY STOCKHOLDER, FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT EXHIBITS. PLEASE ADDRESS ALL SUCH REQUESTS TO BREAKAWAY SOLUTIONS, INC., 50 ROWES WHARF, BOSTON, MASSACHUSETTS 02110, ATTENTION: MANAGER OF INVESTOR RELATIONS. EXHIBITS WILL BE PROVIDED UPON WRITTEN REQUEST AND PAYMENT OF AN APPROPRIATE PROCESSING FEE.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information as of March 15, 2000 with respect to the beneficial ownership of shares of Common Stock by (i) each person known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) the directors of the Company, (iii) the Chief Executive Officer and the four other most highly compensated executive officers who were serving as executive officers on December 31, 1999 (the "Named Executive

Officers"), and (iv) all directors and executive officers of the Company as of December 31, 1999, as a group.

                                                                  AMOUNT AND NATURE OF
                                                                 BENEFICIAL OWNERSHIP(1)
                                                              -----------------------------
                                                                                 PERCENT OF
NAME OF BENEFICIAL OWNER                                      NUMBER OF SHARES     CLASS
------------------------                                      ----------------   ----------
5% STOCKHOLDERS
Christopher H. Greendale(2).................................     15,239,474         40.4%
Walter W. Buckley, III(3)...................................     13,962,674         38.3
Internet Capital Group, Inc.(4).............................     13,962,674         38.3
Frank Selldorff(5)..........................................      7,394,400         16.5
Gordon Brooks(6)............................................      5,348,312         12.9
William Loftus(7)...........................................      1,855,232          5.1
OTHER DIRECTORS AND EXECUTIVE OFFICERS:
Janet S. Tremlett(8)........................................         93,000            *
Kevin Comerford(9)..........................................         54,000            *
All executive officers and directors as a group (16)
  persons,
  including two former executive officers)(10)..............     32,766,422         71.5

------------------------

*   Less than 1%.

(1) The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, to the knowledge of the Company based upon information provided by such persons, each person listed above has sole voting and investment power with respect to the shares listed. For purposes of this table, each person is deemed to beneficially own any shares subject to stock options, warrants or other securities convertible into Common Stock, held by such person which are currently exercisable (or convertible) or exercisable (or convertible, within 60 days after March 15, 2000.

(2) Consists of 1,276,800 shares issuable upon exercise of outstanding stock options held by Mr. Greendale and 13,962,674 shares beneficially owned by Internet Capital Group, Inc. ("Internet Capital Group"). Mr. Greendale is a Managing Director of Internet Capital Group. Mr. Greendale disclaims beneficial ownership of all shares held by Internet Capital Group.
    Mr. Greendale's address is c/o Breakaway Solutions, Inc., 50 Rowes Wharf, Boston, Massachusetts 02110.

(3) Consists of 13,962,674 shares beneficially owned by Internet Capital Group. Mr. Buckley is President, Chief Executive Officer and a director of Internet Capital Group. Mr. Buckley disclaims beneficial ownership of all shares held by Internet Capital Group. Mr. Buckley's address is c/o Breakaway
    Solutions, Inc., 50 Rowes Wharf, Boston, Massachusetts 02110.

(4) Includes 147,744 shares issuable upon the exercise of a warrant. The address of Internet Capital Group is 800 The SafeGuard Building, 435 Devon Park Drive, Wayne, Pennsylvania 19087.

(5) Includes 1,200,000 shares issuable upon exercise of outstanding options held by Mr. Selldorf. Mr. Selldorf's address is c/o Breakaway Solutions, Inc., 50 Rowes Wharf, Boston, Massachusetts 02110.

(6) Includes 4,780,660 shares issuable upon exercise of outstanding stock options held by Mr. Brooks. Mr. Brooks' address is c/o Breakaway Solutions, Inc., 50 Rowes Wharf, Boston, Massachusetts 02110.

(7) Mr. Loftus' address is c/o Breakaway Solutions, Inc., 50 Rowes Wharf, Boston, Massachusetts 02110.

(8) Includes 38,000 shares issuable upon exercise of outstanding options held by Ms. Tremlett.

(9) Consists of 54,000 shares issuable upon exercise of outstanding options held by Mr. Comerford.

(10) Includes an aggregate of 9,541,214 shares issuable upon exercise of outstanding stock options held by such executive officers and directors. Also includes 147,744 shares issuable upon the exercise of a warrant held by Internet Capital Group and 13,814,930 shares held by Internet Capital Group, all of which are attributable to two of our directors.

VOTES REQUIRED

    The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Meeting shall constitute a quorum for the transaction of business at the Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Meeting.

    The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy and voting on the matter is required to ratify the appointment of the Company's independent auditors.

    Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on the election of directors, which requires the affirmative vote of a plurality of the votes cast or shares voting on a matter. Abstentions and "broker non-votes" will have no effect on the voting on the ratification of the appointment of the Company's independent auditors, which requires the affirmative vote of a majority of the votes cast or shares voting on the matter.

                       PROPOSAL 1--ELECTION OF DIRECTORS

    The Company has a classified Board of Directors consisting of two Class I directors, one Class II director and one Class III director. The Class I,
Class II and Class III directors will serve until the annual meeting of stockholders to be held in 2000, 2001 and 2002, respectively, and until their respective successors are elected and qualified. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those whose terms are expiring. The persons named in the enclosed proxy will vote to elect, as Class I directors, Gordon Brooks and Christopher H. Greendale, the two director nominees named below, unless the proxy is marked otherwise. Messrs. Brooks and Greendale are currently directors of the Company.

    Each Class I director will be elected to hold office until the 2003 annual meeting of stockholders and until his successor is elected and qualified. Each of the nominees has indicated his willingness to serve, if elected; however, if any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee. The Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected.

    For each member of the Board of Directors, including those who are nominees for election as Class I directors, there follows information given by each concerning his principal occupation and business experience for at least the past five years, the names of other public reporting companies of which he serves as a director and his age and length of service as a director of the Company. Other than that John A. Loftus, the Company's Vice President, e-Solutions, and William Loftus, the Company's Senior Vice President, Operations, are brothers, there are no family relationships among any of the directors, nominees for director and executive officers of the Company.

                         NOMINEES FOR CLASS I DIRECTORS

    GORDON BROOKS, 42, has served as the Company's President and Chief Executive Officer since October 1998 and as a member of the Board of Directors since January 1999. From June 1991 to September 1998, Mr. Brooks served as Senior Vice President, Sales, Field Marketing and Operations of Cambridge Technology Partners (Massachusetts), Inc., an international management consulting and systems integration company ("Cambridge Technology Partners").

    CHRISTOPHER H. GREENDALE, 48, has served as Chairman of the Board of Directors since January 1999. Also since January 1999, Mr. Greendale has served as a Managing Director of Internet Capital Group, Inc., a business-to-business e-commerce company and our affiliate ("Internet Capital Group"). From
January 1998 to December 1998, Mr. Greendale was engaged as an independent management consultant. In 1991, Mr. Greendale co-founded Cambridge Technology Partners, where he served in various capacities from 1991 through December 1997, most recently as Executive Vice President, Marketing.
Mr. Greendale serves as a director of Clarify Inc., Context Integration, Inc., and Servicesoft Technologies, Inc.

    THE BOARD OF DIRECTORS BELIEVES THAT THE ELECTION OF GORDON BOOKS AND CHRISTOPHER H. GREENDALE AS CLASS I DIRECTORS TO HOLD OFFICE UNTIL THE 2003 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL HIS SUCCESSOR IS ELECTED AND QUALIFIED IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR ALL OF THE NOMINEES FOR DIRECTOR.

            CLASS II DIRECTOR (TERM EXPIRES AT 2001 ANNUAL MEETING)

    FRANK SELLDORFF, 38, founded the Company in 1992 and served as Chairman of the Board of Directors and Chief Executive Officer from 1992 through
October 1998. From November 1998 through March 1999, Mr. Selldorff served as the Company's Executive Vice President, Strategic Development, and from
November 1998 through June 1999 he served as the Company's Co-Chairman of the Board of Directors. Mr. Selldorff is currently co-founder and managing partner of Reach Internet Incubator, LLP, a venture fund and Internet incubation focused on seed-stage, business-to-business Internet enterprises.

            CLASS III DIRECTOR (TERM EXPIRES AT 2002 ANNUAL MEETING)

    WALTER W. BUCKLEY, III, 39, has served as one of the Company's directors since January 1999. Mr. Buckley is a co-founder, and has served as President and Chief Executive Officer and a director of Internet Capital Group since
March 1996. From 1991 to February 1996, Mr. Buckley served as Vice President of Acquisitions of Safeguard Scientifics, Inc., a developer and operator of emerging growth information technology companies. Mr. Buckley serves as a director of eMerge Interactive, Inc., PaperExchange.com, Inc., Safeguard Scientifics, Inc., VerticalNet, Inc. and Who? Vision Systems, Inc.

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

    The Board of Directors met seven times during 1999. All directors attended at least 75% of the meetings of the Board of Directors and of the committees on which they served.

    The Board of Directors has a standing Audit Committee (the "Audit Committee"), which reviews the results and scope of the audit and other services provided by the Company's independent auditors. The Audit Committee held one meeting during 1999. The current members of the Audit Committee are Messrs. Greendale and Selldorff.

    In October 1999, the Board of Directors established a standing Compensation Committee (the "Compensation Committee"), which provides recommendations to the Board of Directors regarding compensation programs of the Company and administers certain of the Company's plans. The Compensation Committee held one meeting during 1999. The current members of the Compensation Committee are Mr. Greendale and Mr. Buckley.

DIRECTOR COMPENSATION

    We reimburse directors for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors and any meetings of its committees. We may, in our discretion, grant stock options and other equity awards to our non-employee directors from time to time under our stock incentive plans. We have granted the following options to Christopher H. Greendale under the Company's 1999 Stock Incentive Plan, as amended, all of which have vested in full:

    - An option to purchase 168,000 shares of common stock at an exercise price of $0.34 on July 1, 1998; and

    - An option to purchase 1,108,800 shares of common stock at an exercise price of $0.89 on February 18, 1999.

COMPENSATION OF EXECUTIVE OFFICERS

  EMPLOYMENT ARRANGEMENTS

    On November 13, 1998, the Company entered into an employment agreement with Gordon Brooks, the Company's President and Chief Executive Officer. Mr. Brooks receives a base salary of $25,000 per month and is eligible to receive an annual performance bonus of up to $125,000. If Mr. Brooks' employment is terminated by the Company without cause, he will continue to receive his base salary for a period of twelve months. In December 1999, the Company granted Mr. Brooks additional options to purchase 350,000 shares of Common Stock at a per share exercise price of $28.93. In December 1999, the Board of Directors authorized an unsecured loan to Mr. Brooks in the amount of $1 million. This loan is evidenced by a promissory note which is due, together with interest at a rate of 6.21% per annum, upon the first to occur of:

    - 30 days after he ceases to be employed by the Company for any reason other than his death or disability;

    - February 16, 2003; or

    - an event of default by Mr. Brooks which includes, among other things, any violation of the non-competition, non-solicitation or confidentiality provisions of his employment agreement.

If Mr. Brooks dies or becomes permanently disabled, the loan becomes due, together with accrued and unpaid interest, six months thereafter.

    On April 28, 1999, pursuant to the terms of a separation agreement of the same date, Frank Selldorff resigned as the Company's Executive Vice President, Strategic Development, in which capacity he coordinated the Company's acquisition strategy and planned corporate development initiatives. Under the terms of this agreement, Mr. Selldorff agreed to continue to serve as one of the Company's directors and agreed to waive his right under his December 11, 1998 employment agreement to receive severance payments equal to one year's salary. In connection with Mr. Selldorff's resignation, his employment agreement terminated. Prior to his resignation, the Company granted Mr. Selldorff stock options to purchase 2,400,000 shares of Common Stock at a per share exercise price of $0.34.

    On May 29, 1998, the Company entered into an employment agreement with Kevin Comerford, the Company's Vice President, Administration, Chief Financial Officer, Treasurer and Secretary. Mr. Comerford receives a monthly salary of $15,000 and is eligible to receive a bonus of up to 30% of his base salary. In addition, in September 1999 the Company granted to Mr. Comerford options to purchase 80,000 shares of Common Stock at a per share exercise price of $5.07.

    On February 11, 1999, the Company entered into a one year employment agreement with Janet S. Tremlett, the Company's Vice President, Strategy Solutions. This agreement will automatically renew itself for successive one year periods unless Ms. Tremlett resigns or the Company terminates her employment. Ms. Tremlett receives a base salary of $14,833 per month and is eligible to receive a performance bonus of up to 30% of her annual salary, subject to meeting specified performance targets. If Ms. Tremlett is terminated by the Company without cause, she will continue to receive her salary for an additional seven and one-half months. Pursuant to her employment agreement the Company granted to Ms. Tremlett stock options to purchase 144,000 shares of Common Stock at a per share exercise price of $0.89. In September 1999 the Company granted Ms. Tremlett options to purchase 80,000 shares of our common stock at a per share exercise price of $5.07 per share.

    On February 17, 1999, the Company entered into an employment agreement with Christopher Harding, the Company's Vice President, Worldwide Field Operations and Alliances. Under the terms of this agreement, Mr. Harding's employment shall continue until March 2001, and the agreement will renew itself for a two year term expiring March 2003 unless Mr. Harding resigns or the Company terminates his employment. Mr. Harding received a bonus of $50,000 upon commencing his employment and receives a base salary of $18,333 per month. In addition, he is eligible to receive a target bonus equal to 30% of his base salary based on the Company's profitability. Pursuant to his employment agreement the Company granted to Mr. Harding stock options to purchase 1,212,500 shares of Common Stock, at a per share exercise price of $0.89, all of which vested upon the closing of the Company's initial public offering in October 1999. If
Mr. Harding is terminated by the Company without cause or if Mr. Harding terminates his employment for good reason, he will be entitled to receive payments in an amount up to one year's salary.

    On March 25, 1999, the Company entered into an employment agreement with Babak Farzami, the Company's Vice President, Corporate Development. Mr. Farzami receives a base salary of $15,833 per month and is eligible to receive a bonus of up to 30% of his annual salary, subject to meeting specified performance targets. In addition, the Company granted to Mr. Farzami stock options to purchase 676,816 shares of Common Stock at a per share exercise price of $0.98. If Mr. Farzami's employment is terminated by the Company without cause, he will be entitled to:

    - payments equal to six months of his base salary;

    - a payment equal to his most recent cash bonus; and

    - acceleration of vesting with respect to shares of Common Stock and options to purchase Common Stock held by Mr. Farzami at the time of his termination which would have vested if his employment with the Company had continued uninterrupted for an additional 12 months.

    On March 25, 1999, the Company entered into an employment agreement with Dev Ittycheria, the Company's Vice President, Application Hosting Services.
Mr. Ittycheria receives a base salary of $15,833 per month and is eligible to receive a bonus of up to 30% of his annual salary, subject to meeting specified performance targets. In addition, the Company granted to Mr. Ittycheria stock options to purchase 507,612 shares of Common Stock at a per share exercise price of $0.98. If Mr. Ittycheria's employment is terminated by the Company without cause, he will be entitled to:

    - payments equal to six months of his base salary;

    - a payment equal to his most recent cash bonus; and

    - acceleration of vesting with respect to shares of Common Stock and options to purchase Common Stock held by Mr. Ittycheria at the time of his termination which would have vested if his employment with the Company had continued uninterrupted for an additional twelve months.

    On May 14, 1999, the Company entered into an employment agreement with William Loftus, the Company's Senior Vice President, Operations. William Loftus receives a base salary of $16,667 per month and is eligible to receive a bonus of up to 30% of his annual salary, subject to meeting specified performance targets. Upon the occurrence of a change of control of the Company, any options granted to William Loftus to purchase Common Stock will automatically vest in full. If William Loftus' employment is terminated by the Company without cause or if his compensation and benefits are materially reduced, he will be entitled to:

    - payments equal to nine months of his base salary;

    - payments equal to the pro rated amount of his quarterly profit sharing payment; and

    - acceleration of vesting of options to purchase Common Stock held by William Loftus at the time of his termination which would have vested if his employment with the Company had continued uninterrupted for an additional 12 months.

    On September 12, 1999, the Company entered into an employment agreement with Adam Sholley, the Company's Vice President Chief Marketing Officer. The agreement is for one year and automatically renews unless Mr. Sholley resigns or the Company terminates his employment.

Mr. Sholley receives a base salary of $16,667 per month and is eligible to receive a bonus of up to 30% of his annual salary. In connection with his employment, Mr. Sholley has been granted stock options to purchase 220,000 shares of Common Stock at a per share exercise price of $5.50. If after one year the Company terminates Mr. Sholley's employment without cause, he will be entitled to payments equal to six months of his base salary. In addition, after one year Mr. Sholley may resign and treat his resignation as a termination by the Company without cause, upon the occurrence of any of the following events:

    - his salary or bonus eligibility is materially reduced; or

    - a change in control of the Company or sale of all or substantially all of the Company's assets.

    On March 6, 2000, the Board of Directors appointed John A. Loftus as the Company's Vice President, e-Solutions. On May 14, 1999 the Company entered into an employment agreement with John A. Loftus. John A. Loftus receives a base salary of $16,667 per month. John A. Loftus is eligible to receive a bonus of up to 25% of his annual salary, subject to meeting specified performance targets. In addition, in May 1999 the Company granted to John A. Loftus stock options to purchase 33,812 shares of Common Stock at a per price share of $1.18.

    On March 6, 2000, the Board of Directors appointed Mr. Stedman as the Company's Vice President, North American Field Operations. In addition, in May 1999, the Company granted Mr. Stedman stock options to purchase 80,000 shares of Common Stock at a per price share of $1.09. In December 1999, the Company granted Mr. Stedman stock options to purchase 30,000 shares of Common Stock at a per price share of $28.80. In March 2000, the Company granted
Mr. Stedman stock options to purchase 70,000 shares of Common Stock at a per price share of $62.78.

    On January 26, 2000, the Company entered into an employment agreement with Maureen Ellenberger which provides that, effective immediately after the March 31, 2000 closing of the Company's acquisition of Eggrock Partners, Inc. ("Eggrock"), Ms. Ellenberger has been appointed the Company's Vice President, Chief People and Innovation Officer. Ms. Ellenberger's agreement provides for a base salary of $15,000 per month, and she is eligible to receive an annual bonus of up to 25% of her annual salary. If Ms. Ellenberger's employment is terminated:

    - by the Company without cause;

    - by Ms. Ellenberger for good reason;

    - by Ms. Ellberger following a change in control of the Company, or a sale of all or substantially all of the Company's assets;

    - by mutual agreement; or

    - by the Company in the event of Ms. Ellenberger's death or disability,

then Ms. Ellenberger will continue to be paid her salary for six months and she will be paid any bonus for which she is eligible at such time. Ms. Ellenberger received 1,151,662 shares of Common Stock upon the closing of the Company's acquisition of Eggrock. See "Certain Relationships and Related
Transactions-Eggrock Partners, Inc."

  SUMMARY COMPENSATION

    The following table sets forth certain information with respect to the compensation of each of the Named Executive Officers for the years ended December 31, 1998 and December 31, 1999:

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG TERM AWARDS
                                                                             ----------------------------
                                                                             NUMBER OF
                                                                             SHARES OF
                                                           ANNUAL              COMMON
                                                       COMPENSATION(1)         STOCK
                                                   -----------------------   UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITIONS(2)           YEAR     SALARY($)   BONUS($)(3)   OPTIONS(4)   COMPENSATION(5)
-------------------------------           ----     ---------   -----------   ----------   ---------------
Gordon Brooks(6)......................    1999      250,000       79,500       350,000              --
  President and Chief Executive           1998       21,795          125     4,893,596              --
  Officer
William Loftus(7).....................    1999      133,333       44,407            --        $346,678(8)
  Vice President, Internet Solutions
Christopher Harding(9)................    1999      219,053       97,734     1,212,500              --
  Vice President, Worldwide Field
  Operations and Alliances
Kevin Comerford(10)...................    1999      180,000       57,365        80,000              --
  Chief Financial Officer, Treasurer      1998       69,048          125       216,000              --
  and Secretary
Janet S. Tremlett(11).................    1999      178,000       56,566       224,000              --
  Vice President, Strategy Solutions

------------------------

(1) In accordance with the rules of the Securities and Exchange Commission, the compensation set forth in the table above does not include (i) medical, group life or other benefits which are available to all of the Company's salaried employees, and (ii) perquisites and other personal benefits, securities or property which do not exceed the lesser of $50,000 or 10% of the total annual salary and bonuses for each of the Named Executive Officers.

(2) Unless otherwise noted, lists the principal position with the Company as of December 31, 1999.

(3) Unless otherwise noted, represents amounts awarded as annual variable incentive plan distributions.

(4) Reflects the grant of options to purchase Common Stock.

(5) Unless otherwise noted, represents Company contributions to the Company's 401(k) Plan.

(6) Mr. Brooks joined the Company as an executive officer in October 1998.

(7) William Loftus joined the Company as an executive officer in May 1999. In March 2000, the Board of Directors appointed Mr. Loftus Senior Vice President, Operations.

(8) This amount represents an amount loaned to William Loftus by the Company for the payment of taxes. William Loftus had a large tax obligation in 1999 due to his election to include in income in 1999 the fair market value of shares of stock that he received in connection with the sale of WPL
    Laboratories, Inc. to the Company in May 1999. The loan bears interest at the rate of 8.75% per annum and is secured by William Loftus's stock in the Company. William Loftus has no personal liability for the loan beyond the stock he has pledged. All principal and accrued interest on the loan is due on the first to occur of (i) the sale by William Loftus of any of the pledged shares and
    (ii) the fourth anniversary of the note. See "Certain Relationships and Related Transactions-Acquisitions-WPL Laboratories, Inc."

(9) Mr. Harding joined the Company as an executive officer in March 1999.

(10) Mr. Comerford joined the Company as an executive officer in June 1998.

(11) Ms. Tremlett joined the Company as an executive officer in January 1999.

  OPTION GRANTS

    The following table sets forth certain information concerning grants of stock options during the year ended December 31, 1999 to each of the Named Executive Officers. The Company granted no stock appreciation rights during the year ended December 31, 1999.

                                                   INDIVIDUAL GRANTS                        POTENTIAL REALIZABLE VALUE
                              -----------------------------------------------------------    AT ASSUMED ANNUAL RATES
                                                    PERCENT OF                                    OF STOCK PRICE
                               NUMBER OF SHARES    TOTAL OPTIONS   EXERCISE                  APPRECIATION FOR OPTION
                               OF COMMON STOCK      GRANTED TO     PRICE PER                         TERM (1)
                              UNDERLYING OPTIONS   EMPLOYEES IN      SHARE     EXPIRATION   --------------------------
NAME                               GRANTED          FISCAL YEAR       (2)         DATE          5%            10%
----                          ------------------   -------------   ---------   ----------   -----------   ------------
Gordon Brooks...............          350,000(3)        4.2%        $28.93      12/10/99    $6,372,623    $16,144,722
William Loftus..............               --            --             --            --            --             --
Christopher Harding.........        1,212,500(4)       14.5           0.89       2/17/09       675,222      1,711,144
Kevin Comerford.............           80,000(5)        1.0           5.07        9/3/09       254,702        645,466
Janet S. Tremlett...........          144,000(6)        1.7           0.89       2/11/09        80,741        205,056
                                       80,000(7)        1.0           5.07        9/3/09       210,728        648,960

------------------------

(1) As required by the rules of the Securities and Exchange Commission, amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on the prescribed assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock and the date on which the options are exercised. No gain to the optionees is possible without an appreciation in stock price, which will benefit all stockholders commensurately.

(2) Equal to the per share fair market value of the underlying shares of Common Stock on the date of grant.

(3) 25% of these options will vest on December 10, 2000, with the remaining shares vesting at a rate of 2.08% per month over 36 months.

(4) All of these options vested on the closing of the Company's initial public offering in October 1999.

(5) 25% of these options will vest on September 3, 2000 with the remaining shares vesting at a rate of 2.08% per month over 36 months.

(6) 25% of these options, or 36,000 shares, vested on April 1, 1999, with the remaining shares vesting at a rate of 2.08% per month over the 36 month period following April 1, 1999.

(7) 25% of these options will vest on September 3, 2000, with the remaining shares vesting at a rate of 2.08% per month.

  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

    The following table sets forth certain information concerning options exercised during 1999 and the number and value of unexercised stock options held by each of the Named Executive Officers as of December 31, 1999.

                                                               NUMBER OF SHARES             VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS
                                   SHARES       VALUE         OPTIONS AT YEAR-END            AT YEAR-END($)(1)
                                 ACQUIRED ON   REALIZED   ---------------------------   ----------------------------
NAME                             EXERCISE(#)    ($)(2)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
----                             -----------   --------   -----------   -------------   ------------   -------------
Gordon Brooks..................    112,940     $10,165     4,780,660       350,000      $170,239,303    $2,651,250
William Loftus.................         --          --            --            --                --            --
Christopher Harding............         --          --     1,212,500            --        43,177,125            --
Kevin Comerford................         --          --        54,000       242,000         4,553,190     8,367,810
Janet S. Tremlett..............         --          --        78,000       218,000         3,051,945     8,465,735

------------------------

(1) Based on the aggregate fair market value of the underlying shares of Common Stock on December 31, 1999 ($73.00 per share), less the aggregate option exercise price.

(2) Represents the difference between the aggregate fair market value of the underlying shares of Common Stock on the date of exercise and the aggregate exercise price.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  GENERAL

    Prior to the establishment of the Compensation Committee in October 1999, decisions concerning compensation of executive officers were made by the Board of Directors, including Gordon Brooks, the Company's President and Chief Executive Officer. Since October 1999, the Compensation Committee has been primarily responsible for recommending compensation policies with respect to the Company's executive officers, and for making decisions about awards under certain of the Company's stock-based compensation plans. With respect to deliberations, recommendations and decisions regarding executive compensation prior to October 1999, all references in this report to the Compensation Committee shall be deemed to be references to the entire Board of Directors. Each member of the Compensation Committee is a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and an "outside director" within the meaning of
Section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). This report addresses the Company's compensation policies for 1999 as they affected the Company's President and Chief Executive Officer and the Company's other executive officers, including the Named Executive Officers.

  COMPENSATION POLICIES

    The Compensation Committee's objectives are to provide an executive compensation program that aligns executive compensation with the achievement of specific Company goals. The Compensation Committee believes that executive compensation should also recognize individual performance and responsibility, underscore the importance of shareholder value creation and assist the Company in attracting and retaining talented executives in an increasingly competitive industry environment.

    Compensation decisions are generally determined following a review of factors that the Compensation Committee believes are relevant, including external competitive data, the Company's achievement data, external and internal compensation surveys and studies, the Company's achievements over the past year, the individual's contributions to the Company's success, any significant changes in role or responsibility, and the internal equity of compensation relationships.

    In general, the Compensation Committee intends that the overall total compensation opportunities provided to the executive officers should reflect competitive compensation for executives with corresponding responsibilities in comparable firms providing similar services. To the extent determined to be appropriate, the Compensation Committee also considers general economic conditions, economic conditions particular to the Company's industry, the Company's financial performance, and the individual's performance in establishing the compensation opportunities of the executive officers. Total compensation opportunities for the executive officers are adjusted over time as necessary to meet this objective. Actual compensation earned by the executive officers reflects both their contributions to the Company's creation of actual shareholder value and the Company's actual financial performance.

    The competitiveness of the Company's total compensation program--including base salaries, annual cash bonuses, and long-term stock-based incentives--may be periodically assessed with the assistance of one or more outside compensation consultants. Data for external comparisons are drawn from a number of sources, including the publicly available disclosures of selected comparable firms with similar products and national compensation surveys of information technology firms of similar size.

    While the targeted total compensation levels for the executive officers are intended to be competitive, compensation paid in any particular year may be more or less than the average, depending upon the Company's actual performance and other competitive factors.

  COMPENSATION COMPONENTS

    The principal components of compensation for the Company's executive officers are cash compensation, in the form of salary and variable pay, and non-cash compensation, in the form of stock options. In order to attract and retain qualified executives, the Compensation Committee has and may continue to approve employment agreements between the Company and its executive officers.

  CASH COMPENSATION

    Cash compensation in the form of salary is intended to reflect an executive's knowledge, skills, and level of responsibility as well as the economic and business conditions affecting the Company. The salary of each executive, including Mr. Brooks, was determined by the Compensation Committee with assistance provided by surveys provided by a number of outside consulting firms that specialize in the recruitment and retention of executives and the development of executive compensation packages. These determinations reflected current competitive market conditions, as well as the Company's desire to have a fully functioning executive team prior to its initial public offering in October 1999. All of the Company's executive officers are parties to employment agreements with the Company that set minimum base salaries and other terms of compensation for such officers. See "Compensation of Executive Officers--Employment Arrangements."

    The Company's variable incentive plan is guided by the overall financial performance of the Company, for example the achievement of revenue and/or other financial objectives, as well as each executive's achievement of specific goals, such as an executive's ability to achieve closure on critical projects, to attain required results and to contribute positively to the Company's culture. The Company believes all of these factors are critical to ensuring the strong financial performance of the Company as a whole, and thus help define an executive's total performance and corresponding plan distribution. All variable incentive awards are made at the discretion of the Compensation Committee. While all executive officers of the Company have a target amount for a variable incentive plan distribution, there is no pre-set amount allocated and available in a pool for executive officers. During 1999, variable incentive plan distributions were paid on a quarterly basis.

  NON-CASH COMPENSATION

    The Compensation Committee utilizes stock options as a long term, non-cash incentive and as a means of aligning the long-term interests of executives with those of the Company's stockholders. Stock options are awarded based upon the market price of the Common Stock on the date of grant. Therefore, they do not become valuable to the holder unless the trading price of the Common Stock increases above the price on the date of grant. The number of stock options granted to an executive as a form of non-cash compensation is determined by taking into consideration factors such as (i) the number of stock options previously granted to that executive; (ii) that executive's remaining exercisable options and; (iii) the value of such remaining options, as compared to the anticipated value that the executive may contribute to the Company in the future. For certain of the Company's executive officers who received shares of Common Stock as stockholders of a company which the Company acquired, the grant of stock options may not have as valuable of an incentive effect. In these cases, the Compensation Committee may recommend increased variable incentive compensation in order to provide an executive with appropriate incentive.

    Stock options are not necessarily granted to executive officers on an annual basis. In 1999, the Company granted options to purchase an aggregate of 3,822,924 shares of Common Stock to nine executive officers, six of which joined the Company during 1999, as the Company developed its executive management team to accommodate its expanding business opportunities and administer its responsibilities as a publicly held company.

  COMPENSATION OF THE PRESIDENT AND CHIEF EXECUTIVE OFFICER AND OTHER EXECUTIVE OFFICERS

    The Compensation Committee considered the data from surveys provided by outside consulting firms and the other criteria set forth above as a basis for its subjective assessment that the salaries, variable compensation and stock option elements of compensation established by it for 1999, including the base salary ($250,000), variable incentive plan distribution ($60,125) and stock options (350,000) of Mr. Brooks, were appropriate and were comparable to the salaries, bonuses and stock options of executive officers of companies similar to those of the Company.

  DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    Section 162(m) generally disallows a tax deduction to public companies for compensation in excess of $1.0 million paid to the company's chief executive officer and four other most highly compensated executive officers. Certain performance-based compensation is excluded from this limitation. The Compensation Committee periodically reviews the potential consequences of
Section 162(m) and may structure the performance-based portion of its executive compensation to comply with certain exemptions in Section 162(m). However, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that do not comply with the exemptions in Section 162(m) when the Compensation Committee believes that such payments are appropriate and in the best interests of the stockholders, after taking into consideration changing business conditions or the officer's performance. In any event, there can be no assurance that compensation attributable to stock options and restricted stock granted under the Company's stock plans will be exempt from
Section 162(m).

                                          Christopher H. Greendale
                                          Gordon Brooks
                                          Walter W. Buckley, III
                                          Frank Selldorff

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Through September 1999, decisions concerning compensation of executive officers were made by the Board of Directors which included Gordon Brooks, the President and Chief Executive Officer of the Company, and Frank Selldorff, a former executive officer of the Company. In October 1999, the Company established a Compensation Committee consisting of Christopher H. Greendale and Walter W. Buckley, III. Thereafter decisions concerning compensation of executive officers were made by the Compensation Committee. No executive officer of the Company has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, whose executive officers served on the Board of Directors or the compensation committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  INTERNET CAPITAL GROUP

    As of March 15, 2000, Internet Capital Group beneficially owned 38.3% of the Common Stock. The Company's Chairman of the Board of Directors, Christopher H. Greendale, serves as a Managing Director of Operations of Internet Capital Group and another of our directors, Walter W. Buckley, III, is a co-founder and serves as President, Chief Executive Officer and a director of Internet Capital Group. Internet Capital Group held approximately 13.5% of the outstanding capital stock of Applica Corporation ("Applica") immediately prior to our acquisition of Applica and received 193,938 shares of Common Stock in exchange for its Applica stock. See "Certain Relationships and Related Transactions-Acquisitions-Applica Corporation."

    On May 13, 1999, in connection with Internet Capital Group providing the Company with a $4.0 million loan, the Company issued Internet Capital Group a warrant to purchase up to 147,744 shares of Common Stock at a per share exercise price of $4.07, as adjusted from time to time. Internet Capital Group subsequently converted this promissory note into shares of the Company's
Series B Preferred Stock, all of which automatically converted to Common Stock upon the consummation of the

Company's initial public offering in October 1999. The warrant expires on September 30, 2006. The shares issuable upon exercise of this warrant are subject to antidilution protection, including for issuances of the Company's securities at a per share price below the warrant exercise price.

    Internet Capital Group has registration rights with respect to all shares of Common Stock it owns under a registration rights agreement with certain other of the Company's stockholders. Under the terms of that agreement, if the Company proposes to register any of its securities under the Securities Act, either for its own account or for the account of other security holders exercising registration rights, those holders are entitled to notice of and to include shares of Common Stock in the registration. Additionally, the holders are also entitled to specified demand registration rights pursuant to which they may require the Company on up to two occasions to file a registration statement under the Securities Act with respect to shares of Common Stock, and the Company is required to use its best efforts to effect that registration. Further, holders may require the Company to file an unlimited number of additional registration statements on Form S-3. The Company will bear all of the expenses incurred in connection with all exercises of these registration rights, other than expenses incurred in connection with requested registrations on Form S-3 after the fourth request.

    The Company provides services to Internet Capital Group and some of Internet Capital Group's affiliated entities. During the fiscal year ended December 31, 1999, our total revenues derived from engagements with Internet Capital Group and its affiliates were approximately $4,548,000.

  ACQUISITIONS

    APPLICA CORPORATION. On March 25, 1999, the Company entered into an Agreement and Plan of Reorganization with Applica pursuant to which Applica merged with and into the Company. Under the terms of the agreement, the Company issued an aggregate of 1,447,398 shares of Common Stock to the former stockholders of Applica, including:

    - 193,938 shares to Internet Capital Group;

    - 331,230 shares to the Company's Vice President, Corporate Development, Babak Farzami;

    - 248,424 shares to the Company's Vice President, Application Hosting Services, Dev Ittycheria; and

    - 72,368 shares held in escrow to secure indemnification obligations to the Company under the agreement.

    WPL LABORATORIES, INC. On May 17, 1999, the Company entered into an Agreement and Plan of Reorganization with WPL Laboratories, Inc. ("WPL"), Celtic Acquisition Corp. ("Celtic"), William Loftus, John A. Loftus, David Perme and Kevin Sheehan pursuant to which WPL merged with and into Celtic. Celtic is a wholly owned subsidiary of the Company formed for the purpose of acquiring WPL. William Loftus is the Company's Senior Vice President, Operations and John A. Loftus, William Loftus' brother, is the Company's Vice President, e- Solutions.

    The purchase price consisted of cash in the aggregate amount of $4,999,860 and 2,728,280 shares of Common Stock, of which $3,399,905 in cash and 1,855,232 shares were issued to William Loftus and $999,972 in cash and 545,656 shares were issued to John A. Loftus. One-half of the aggregate cash consideration was paid at the closing of the acquisition. Twenty-five percent of the cash consideration will be paid pro rata to the former WPL stockholders on May 17, 2000 and the remaining 75% will be paid pro rata to the former WPL stockholders in equal monthly installments over the next 36 months for as long as the recipient does not voluntarily terminate his employment with us and is not terminated by us for cause.

    713,548 of the shares of Common Stock issued to William Loftus and 209,866 of the shares of Common Stock issued to John A. Loftus are subject to the terms of Restricted Stock Agreements, granting the Company a repurchase right for these shares in the event William Loftus' or John A. Loftus' employment at the Company is terminated voluntarily by William Loftus or John A. Loftus, as appropriate, or for cause by the Company. The Company's right of repurchase expires as to 25% of the shares subject to each agreement on May 14, 2000 and as to the remaining 75% of the shares ratably over the ensuing 36 months. The Company's repurchase rights under these agreements terminate upon a change in control of the Company or if William Loftus or John A. Loftus, as appropriate, is terminated by the Company for reasons other than for cause.

    The Company agreed to loan $346,785 to William Loftus and $104,809 to John
A. Loftus at the prime interest rate plus one percent in order to fund their tax liabilities associated with this transaction. Each of William Loftus and John A. Loftus issued to the Company a promissory note secured by a pledge of 685,008 and 201,472 shares of Common Stock, respectively, as security for these loans.

    Pursuant to our acquisition of WPL, the Company assumed WPL options held by Daniel Loftus, John Loftus, Sr. and Veena Loftus, each of whom are members of William Loftus' and John A. Loftus' immediate family. These options became exercisable pursuant to their terms in the following amounts:

    - Daniel Loftus' option became exercisable for 8,452 shares of Common Stock at a per share exercise price of $1.18;

    - John Loftus, Sr.'s option became exercisable for 8,452 shares of Common Stock at a per share exercise price of $1.18; and

    - Veena Loftus' option became exercisable for 16,904 shares of Common Stock at a per share exercise price of $1.18.

  EGGROCK PARTNERS, INC.

    On January 26, 2000, the Company entered into an Agreement and Plan of Merger with Eggrock and Benedict Acquisition Corp., a wholly owned subsidiary of the Company pursuant to which on March 31, 2000, Benedict Acquisition Corp. merged with and into Eggrock with Eggrock surviving as the Company's wholly owned subsidiary. As consideration for the acquisition, the Company issued approximately 6,176,332 shares of Common Stock to the former Eggrock stockholders and assumed options to purchase an aggregate of approximately 1,095,621 shares of Common Stock.

    Immediately after the closing, Maureen Ellenberger, the President of Eggrock, was appointed the Company's Vice President, Chief People and Innovation Officer. Of the approximately 6,176,332 shares of Common Stock issued in the acquisition of Eggrock, Ms. Ellenberger received 1,151,662 shares. Half of Ms. Ellenberger's shares are subject to the terms of a Restricted Stock Agreement, granting the Company a repurchase right for the shares in the event Ms. Ellenberger's employment at the Company is terminated voluntarily by Ms. Ellenberger without good reason or for cause by the Company. The Company's right to repurchase expires as to 25% of the shares subject to the agreement one year after the closing of the acquisition of Eggrock and as to the remaining 75% of the shares ratably over the ensuing 36 months. The Company's repurchase rights under these agreements terminate upon a change of control of the Company or if Ms. Ellenberger is terminated by the Company for reasons other than for cause.

  FRANK SELLDORFF

    Frank Selldorff is the Company's founder, a former Chairman of our Board of Directors, a former Chief Executive Officer and executive officer of the Company, and presently serves as one of the Company's directors. As of March 15, 2000, Mr. Selldorff beneficially owned 16.5% of the Common Stock.

    On May 26, 1999, Mr. Selldorff exercised a stock option to purchase 1,200,000 shares of Common Stock at a per share purchase price of $0.34 per share.

    On January 4, 1999, the Company changed its federal income tax status from an S corporation to a C corporation. In connection with this change, the Company entered into an agreement with Mr. Selldorff to facilitate its change in tax status. Pursuant to this agreement, Mr. Selldorff agreed to indemnify the Company for all income tax liability prior to January 4, 1999 related to its failure to qualify as an S corporation, up to a maximum of $365,000.

  GORDON BROOKS

    Gordon Brooks, the Company's President and Chief Executive Officer and a director, beneficially owned 12.9% of the Common Stock as of March 15, 2000. On March 5, 1999, Mr. Brooks exercised a stock option to purchase 112,940 shares of Common Stock at a per share purchase price of $0.89.

  EMPLOYMENT ARRANGEMENTS

    The Company has entered into employment and certain other compensatory arrangements with many of its executive officers. See "Executive
Compensation-Employment Arrangements."

  STOCK OPTIONS

    As of December 31, 1999, the Company had outstanding options under the Company's 1998 Stock Plan and 1999 Stock Incentive Plan, as amended, to purchase an aggregate of 11,012,982 shares of Common Stock held by the Company's directors and executive officers at a per share weighted average exercise price of $1.96. In addition, effective March 19, 1999 the Company issued to Thomas Harding, a member of Christopher Harding's immediate family, an option to purchase 24,000 shares of Common Stock at a per share exercise price of $0.98.

COMPARATIVE STOCK PERFORMANCE

    The following graph compares the cumulative total stockholder return on the Common Stock with the cumulative return of (i) the Morgan Stanley High Tech 35 Index and (ii) the Nasdaq Stock Market Index. The graph assumes the investment of $100 on October 6, 1999, the date on which the Common Stock was first publicly traded, in the Common Stock, the Morgan Stanley High Tech 35 Index and the Nasdaq Stock Market Index and assumes dividends are reinvested. The measurement point is the last trading day for the fiscal year ending
December 31, 1999.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                OCTOBER 6, 1999  DECEMBER 31, 1999
Breakaway Solutions, Inc.               $100.00            $180.69
Nasdaq Stock Market Index - US          $100.00            $142.42
Morgan Stanley High Tech 35             $100.00             $97.79

      PROPOSAL 2--RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors, at the recommendation of the Audit Committee, has selected the firm of KPMG LLP ("KPMG") as the Company's independent auditors for the fiscal year ending December 31, 2000. KPMG audited the Company's financial statements for the fiscal year ended December 31, 1999. Although stockholder approval of the Board's selection of KPMG is not required by law, the Board believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Meeting, the Board will reconsider its selection of KPMG.

    Representatives of KPMG are expected to be present at the Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

    THE BOARD OF DIRECTORS BELIEVES THAT THE RATIFICATION OF KPMG AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR 2000 IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR THIS PROPOSAL.

CHANGES IN INDEPENDENT AUDITORS

    The Company retained its current independent auditors, KPMG, and replaced Brown & Brown, LLP ("Brown & Brown") in May 1999. Brown & Brown had been retained to audit the Company's financial statements as of and for the year ended December 31, 1998. In January 1999, the Company retained Brown & Brown as its independent auditors, replacing Arthur Andersen LLP ("Arthur Andersen"). Arthur Andersen had been retained to audit the Company's financial statements as of and for the year ended December 31, 1997. The Board of Directors approved each of the changes in the Company's independent auditors. KPMG has reaudited the Company's financial statements as of and for the years ended December 31, 1997 and December 31, 1998.

    During the years in which the Company retained Brown & Brown and Arthur Andersen and through the periods prior to each of their replacement, the Company had no disagreements with either of Brown & Brown or Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Brown & Brown or Arthur Andersen, as appropriate, would have caused either of them to make reference thereto in their report on the financial statements for such years. The reports of the Company's financial statements of Brown & Brown, as of December 31, 1998 and for the year then ended, and of Arthur Andersen, as of December 31, 1997 and for the year then ended, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's directors, executive officers and holders of more than 10% of the Common Stock ("Reporting Persons") to file with Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on its review of copies of Section 16(a) reports filed by the Reporting Persons and furnished to the Company or written representations from certain reporting persons that no Form 5 filing was required for such person, the Company believes that during 1999 all filings required to be made by the Reporting Persons were timely made in accordance with the requirements of the Exchange Act.

                     STOCKHOLDER PROPOSALS FOR 2000 MEETING

    Written notice of proposals of stockholders submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for consideration at the Meeting must have been received by the Company on or before March 2, 2000, in order to be considered timely for purposes of Rule 14a-4 under the Exchange Act. The persons designated in the Company's proxy card will be granted discretionary authority with respect to any stockholder proposal with respect to which the Company does not receive timely notice. Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act for inclusion in the Company's proxy materials for its 2001 Annual Meeting of Stockholders must be received by the Secretary of the Company at the principal offices of the Company no later than December 21, 2000.

                                 OTHER MATTERS

    The Board of Directors knows of no other business which will be presented for consideration at the Meeting other than that described above. However, if any other business should come before the Meeting, it is the intention of the persons named in the enclosed proxy card to vote, or otherwise act, in accordance with their best judgment on such matters.

    The Company will bear the costs of soliciting proxies. In addition to solicitations by mail, the Company's directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, facsimile and personal interviews. The Company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy materials to those persons for whom they hold shares and request instructions for voting the proxies. The Company will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

    THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR SHARES PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXY CARDS.

                                          By Order of the Board of Directors
                                          /s/ Kevin Comerford
                                          Kevin Comerford, Secretary
                                          April 20, 2000

                                                                     APPENDIX A

                            BREAKAWAY SOLUTIONS, INC.

                PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                       2000 ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 11, 2000

The undersigned, revoking all prior proxies, hereby appoints Gordon Brooks, Christopher H. Greendale and Kevin Comerford, and each of them, with full power of substitution, as proxies for the undersigned to act and to vote at the Annual Meeting of Stockholders of Breakaway Solutions, Inc. (the "Company") to be held on May 11, 2000 and at any adjournment or adjournments thereof as designated herein upon all matters referred to on the reverse side of this Proxy and as described in the Proxy Statement for the Meeting and, in their discretion, upon any other matters that may properly come before the Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THE PROXIES WILL VOTE FOR THE ELECTION OF THE DIRECTOR NOMINEES AND FOR PROPOSAL 2.

     PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE OF THIS PROXY AND
              RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.



 SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
    SIDE                                                               SIDE

April 20, 2000


Dear Stockholder:

Please take note of the important information enclosed with this Proxy. There are a number of issues related to the management and operation of your company that require your immediate attention and approval. These are discussed in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this Proxy to indicate how your shares will be voted. Then sign the card, detach it and return it in the enclosed postage-page envelope.

Your vote must be received prior to the Annual Meeting of Stockholders to be held on May 11, 2000.

Thank you in advance for your prompt consideration of these matters.

Sincerely,


Breakaway Solutions, Inc.


                                   DETACH HERE

    PLEASE MARK
/x/ VOTES AS IN
    THIS EXAMPLE.


    1. ELECTION OF TWO CLASS I DIRECTORS TO SERVE
       FOR THE ENSUING THREE YEARS.

       THE BOARD OF DIRECTORS RECOMMENDS THAT YOU         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU
       INSTRUCT THE PROXIES TO VOTE FOR ALL OF THE        INSTRUCT THE PROXIES TO VOTE FOR PROPOSAL
       NOMINEES LISTED BELOW.                             NO. 2.

       Nominees: (01) Gordon Brooks and                                                                     FOR   AGAINST   ABSTAIN
                 (02) Christopher H. Greendale            2. Ratification of the appointment of KPMG        / /     / /       / /
                                                             LLP as independent auditors of the Company
         FOR                  WITHHELD                       for the current year.
         ALL     / /    / /   FROM ALL
       NOMINEES               NOMINEES


       / / _______________________                        MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                       / /
           For all nominees except
           as noted above                                 MARK BOX AT RIGHT FOR COMMENTS AND NOTE BELOW                       / /

                                                          ---------------------------------

                                                          ---------------------------------

                                                          ---------------------------------
                                                          Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor,
                                                          administrator, trustee or guardian, please give full title as such. If a corporation or partnership, please sign by
                                                          authorized person.

-----------------   ---------   ------------------   --------
    SIGNATURE         DATE          SIGNATURE          DATE
